                                  SCHEDULE 14A

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               SAFETY-KLEEN CORP.
                (Name of Registrant as Specified In Its Charter)

                      LAIDLAW ENVIRONMENTAL SERVICES, INC.

                             LES ACQUISITION, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)  Title of each class of securities to which transaction applies:

         -------------------------------

     2)  Aggregate number of securities to which transaction applies:

         -------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -------------------------------

     4)  Proposed maximum aggregate value of transaction: $
                                                          -------------------

     5)  Total fee paid: $
                         ---------------

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount Previously Paid:
                                 $
--------------------------------------------------------------------------------

  2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

  3) Filing Party:

--------------------------------------------------------------------------------

  4) Date Filed:

                   PRELIMINARY COPY -- SUBJECT TO COMPLETION
                             DATED DECEMBER 2, 1997

                 [LAIDLAW ENVIRONMENTAL SERVICES, INC. LETTER]

                               December ___, 1997


Dear Fellow Safety-Kleen Corp. Shareholder:

     I am pleased to enclose our Proxy Statement for the Special Meeting of shareholders of Safety-Kleen Corp. (the "Control Share Meeting") to be held at ___:___ on __________________________, 19__, at
____________________________________.

     As you may know by now, Laidlaw Environmental Services, Inc. ("Laidlaw Environmental") has announced its intention to make an exchange offer (the "Offer") to acquire all outstanding shares of the common stock (and associated share purchase rights) (the "Shares") of Safety-Kleen Corp. (the "Company") for consideration per Share consisting of $15.00 in cash (subject to reduction for certain break up fees, new severance arrangements and certain expenses of the Company) and common stock of Laidlaw Environmental with a market value of $15.00 (provided that no more than 3.50 and no less than 2.80 shares of common stock of Laidlaw Environmental will be issued in exchange for each share). As you may also know, on November 20, 1997, the Company announced that it had entered into an agreement with Philip Services Corp. and two private investment entities for a merger (the "Buyout Merger") in which the Company shareholders will receive $27 in cash per Share.

     Laidlaw Environmental intends to take its Offer directly to the Company's shareholders and, as a critical first step, is soliciting your vote at the Control Share Meeting on a proposal (the "Voting Rights Proposal") to authorize, in accordance with Wisconsin's "control share acquisition law," the restoration of full voting rights to any and all Shares that Laidlaw Environmental may acquire, directly or indirectly, pursuant to the Offer or otherwise.

     Laidlaw Environmental urges you to vote FOR the Voting Rights Proposal for the following reasons:

     - Restoration of full voting rights is a condition to consummation of the Offer. A vote FOR the Voting Rights Proposal removes one important obstacle to the Offer and helps to ensure that the Company shareholders have an opportunity to consider the Offer. Laidlaw Environmental is committed to removing the other obstacles to its Offer, but approval of the Voting Rights Proposal is a key first step.

     - A vote FOR the Voting Rights Proposal continues the process of maximizing the value of the Shares held by Company shareholders. The Company will soon be soliciting your votes to approve the Buyout Merger at a meeting of the Company's shareholders, and Laidlaw Environmental will solicit your votes in opposition to that transaction. For now, the matter before you is whether, in accordance with Wisconsin law, to restore full voting rights to any Shares held by Laidlaw Environmental.

     - A vote FOR the Voting Rights Proposal simply keeps your options open. Voting for the Voting Rights Proposal is nether an acceptance nor an endorsement of the Offer, and voting for the Voting Rights Proposal does not serve as a tender of your Shares or require that you tender your Shares.

     Detailed information concerning the Voting Rights Proposal and the Wisconsin control share acquisition law is set forth in the accompanying Proxy Statement. We urge you to carefully read the enclosed material, as it is important that your Safety-Kleen shares be represented and voted at the Control Share Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE CONTROL SHARE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE BLUE-STRIPED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AT YOUR EARLIEST CONVENIENCE.

     If you have any questions concerning the enclosed Proxy Statement or need assistance in voting your Shares, please contact our Information Agent, Morrow & Co., Inc., at 1-800-662-5200 or call collect at (212) 754-8000.

     We thank you in advance for your support.

                              Sincerely,

                              Kenneth W. Winger
                              President and Chief Executive Officer
                              Laidlaw Environmental Services, Inc.

                   PRELIMINARY COPY -- SUBJECT TO COMPLETION
                             DATED DECEMBER 2, 1997

                                PROXY STATEMENT
                                       OF
                      LAIDLAW ENVIRONMENTAL SERVICES, INC.
                                      AND
                             LES ACQUISITION, INC.
                                    FOR THE
                        SPECIAL MEETING OF SHAREHOLDERS
                           UNDER SECTION 180.1150(5)
                   OF THE WISCONSIN BUSINESS CORPORATION LAW
                                       OF
                               SAFETY-KLEEN CORP.

                      TO BE HELD ON _______________, 1998

     This Proxy Statement and the accompanying BLUE-STRIPED proxy card are being furnished to holders of outstanding Common Shares, par value $0.10 per share, including the associated Rights (as defined below) (the "Shares"), of Safety-Kleen Corp., a Wisconsin corporation (the "Company"), in connection with the solicitation by Laidlaw Environmental Services, Inc., a Delaware corporation ("Laidlaw Environmental"), and by LES Acquisition, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Laidlaw Environmental ("LES Acquisition"), of proxies to be voted at a Special Meeting of Shareholders of the Company to be held at ___:___ on ______________, 1997 at __________, and at
any adjournments or postponements thereof (the "Control Share Meeting"), on a proposal (the "Voting Rights Proposal") to authorize, in accordance with Section
180.1150 (the "Wisconsin Control Share Acquisition Law") of the Wisconsin Business Corporation Law (the "WBCL"), the restoration of full voting power to any and all Common Shares acquired by Laidlaw Environmental and LES Acquisition (or one or more subsidiaries of Laidlaw Environmental).

     This Proxy Statement and the accompanying BLUE-STRIPED Proxy card are first being sent or given to shareholders on or about ___________, 1997. The record date for the Control Share Meeting is the close of business on ____________, 1997 (the "Record Date"). The principal executive offices of the Company are located at 1000 North Randall Road, Elgin, Illinois 60123.

     Laidlaw Environmental has announced its intention to commence an offer
(the "Offer") to exchange (i) $15.00 net in cash (subject to reduction as discussed below under "BACKGROUND OF THE SOLICITATION") and (ii) that number of shares of Common Stock, par value $1.00 per share, of Laidlaw Environmental ("Laidlaw Environmental Common Stock"), equal to the Exchange Ratio (as defined below under "BACKGROUND OF THE SOLICITATION"), for each outstanding Share, including the associated Common Share Purchase Rights granted under that certain Rights Agreement, dated as of November 9, 1988, between the Company and First National Bank of Chicago, as Rights Agent, as amended (the "Rights Agreement"), validly tendered and not properly withdrawn. Laidlaw Environmental has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-4 (as amended from time to time, the "Registration Statement") which contains a preliminary prospectus setting forth the terms and conditions of the Offer. The Offer will be made solely pursuant to the prospectus included in the Registration Statement, the Tender Offer Statement on
Schedule 14D-1 to be filed prior to the commencement of the Offer and the related letter of transmittal (the "Letter of Transmittal"), which will be mailed separately to the shareholders of the Company immediately after the Commission declares the Registration Statement effective. This Proxy Statement is neither a request for the tender of Shares nor an offer with respect thereto.

     As more fully described below under "WISCONSIN CONTROL SHARE ACQUISITION LAW," the Wisconsin Control Share Acquisition Law generally provides that (subject to certain exceptions) the voting power of voting securities of a "resident domestic corporation" held by any person or entity in excess of 20% of the voting power in the election of directors is limited to 10% of the full voting power of those securities, unless the shareholders of the resident domestic corporation have voted to approve the person's or entity's request to restore the full voting power of such person's or entity's voting securities.

     A copy of the Registration Statement, and, after its filing with the Commission, a copy of the Tender Offer Statement on Schedule 14D-1 (the "Schedule 14D-1") and all amendments thereto, may be obtained from the Commission upon payment of the Commission's customary charges, by writing to its principal office at 450 Fifth Street, N.W., Judiciary Plaza, Room 1024, Washington, D.C. 20549. Such material is also available for inspection and copying at the principal office of the Commission at the address set forth immediately above, at the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Such material should also be available on-line through the Commission's EDGAR system.

     SHAREHOLDER AUTHORIZATION OF THE VOTING RIGHTS PROPOSAL WILL NOT REQUIRE YOU TO TENDER YOUR SHARES IN THE OFFER. CONSUMMATION OF THE OFFER, HOWEVER, WILL BE CONDITIONED UPON, AMONG OTHER THINGS, AUTHORIZATION BY SHAREHOLDERS OF THE COMPANY OF THE VOTING RIGHTS PROPOSAL (OR LES ACQUISITION AND LAIDLAW ENVIRONMENTAL BEING SATISFIED, IN THEIR SOLE DISCRETION, THAT THE WISCONSIN CONTROL SHARE ACQUISITION LAW IS INVALID OR INAPPLICABLE TO SUCH ACQUISITION). ACCORDINGLY, IT IS IMPORTANT THAT SHAREHOLDERS WHO WISH TO CONSIDER THE OFFER, OR WHO WISH TO HAVE THE OPPORTUNITY TO TENDER THEIR SHARES IN THE OFFER, VOTE FOR THE AUTHORIZATION OF THE VOTING RIGHTS PROPOSAL ON THE ENCLOSED BLUE-STRIPED PROXY CARD.

     BY VOTING IN FAVOR OF THE VOTING RIGHTS PROPOSAL, A SHAREHOLDER WOULD NOT BE PROHIBITED FROM LATER VOTING AGAINST ANY PROPOSED BUSINESS COMBINATION INVOLVING THE COMPANY, LAIDLAW ENVIRONMENTAL OR LES ACQUISITION.

     When the Offer is commenced, tendering Shares pursuant to the Offer will NOT constitute a vote in favor of the Voting Rights Proposal. Instead, you must vote by using the enclosed BLUE-STRIPED proxy card or by voting in person at the Control Share Meeting.

     If you have any questions about the voting of Shares, the Offer or the Voting Rights Proposal, please contact Morrow & Co., Inc. ("Morrow & Co.") at 909 Third Avenue, New York, New York 10022, or by telephone at 212/754-8000 (call collect) or 800/662-5200 (toll free).

                         BACKGROUND OF THE SOLICITATION

     On August 8, 1997 the Company announced the resignation of John G. Johnson, Jr., President and Chief Executive Officer of the Company. Donald W. Brinckman, Chairman of the Company's Board of Directors, who had previously served as the Company's Chief Executive Officer from 1968 until December 31, 1994, was appointed Chief Executive Officer. The Company also announced that its Board of Directors had engaged the services of William Blair & Company ("William Blair") to act as advisor to the Company and manage the process of exploring strategic options for enhancing shareholder value.

     On August 8, 1997, William Blair sent a copy of the Company Confidentiality Letter to one of Laidlaw Environmental's investment bankers, Mr. David E. Thomas, Jr. of Raymond James & Associates, Inc. ("Raymond James") and stated that an offering circular would be available early in the week of August 18, 1997, and that such circular would be distributed to parties that had executed a confidentiality agreement. Laidlaw Environmental did not respond to this letter and William Blair called Laidlaw Environmental's representative and asked that Laidlaw Environmental sign the confidentiality agreement. Laidlaw Environmental was willing to sign a confidentiality agreement, but not the one proposed by the Company, which contained a two year standstill provision.

     In mid-September 1997, there were further discussions between the two investment banks in which Laidlaw Environmental's representatives requested a meeting of the two companies and their advisors so that Laidlaw Environmental could fully describe why a business combination was in both companies' best interests. The Company's representative continued to request that Laidlaw Environmental sign a confidentiality agreement containing the two-year standstill provision. He also stated that if Laidlaw Environmental would submit its proposal in writing, the Company would consider a meeting with Laidlaw Environmental.

     On September 24, 1997, Mr. Thomas delivered a letter to Mr. Jeffrey W. Corum of William Blair, informing Mr. Corum of Laidlaw Environmental's interest in pursuing negotiations with the Company. In particular, Mr. Thomas's letter requested a meeting between the management of Laidlaw Environmental and the management of the Company and pointed out several unique features of Laidlaw Environmental's proposed transaction, including the potential cost savings available from combining the operations of Laidlaw Environmental and the Company, which were estimated to range from $100 to $130 million annually. Mr. Thomas's letter suggested structuring the transaction as a reverse merger in which the Company would issue one share of its stock for every three shares of Laidlaw Environmental stock.

     Shortly thereafter Mr. Corum responded to Mr. Thomas's letter by telephone stating that only upon Laidlaw Environmental's delivery of a confidentiality and standstill agreement acceptable to the Company, would the Company meet with Laidlaw Environmental. Subsequent to their telephone conversations, Mr. James
R. Bullock, Chairman of Laidlaw Environmental, attempted to call Mr. Brinckman, who did not return his call. Mr. Bullock then called Mr. E. David Coolidge of William Blair in an effort to arrange a meeting with the Company. Mr. Coolidge repeated the Company's refusal to meet with Laidlaw Environmental in the absence of a confidentiality and standstill agreement.

     On November 3, 1997, the Laidlaw Environmental Board of Directors met and determined to proceed with the Offer as well as to retain Bear, Steams & Co. Inc. ("Bear Steams") to work together with Raymond James as its financial adviser. Laidlaw Environmental management had previously retained Katten Muchin & Zavis to serve as legal counsel. Also on November 3, 1997, in a letter to Mr. Brinckman, Mr. Bullock informed Mr. Brinckman and the Company Board of Directors of Laidlaw Environmental's intention to acquire the Company for a price per Share of $14.00 in cash and 2.4 shares of Laidlaw Environmental Common Stock (the "Initial Offer"), that Laidlaw Environmental was willing to execute a confidentiality agreement provided such agreement did not contain a standstill provision, and that Laidlaw Environmental continued to believe that annual cost savings and synergies resulting from a combination of the two companies would exceed $90 million annually. For these and other reasons, Laidlaw Environmental would consider and pursue various options with respect to an acquisition of the Company notwithstanding the Company's refusal to meet with representatives of Laidlaw Environmental. The letter also informed Mr. Brinckman that Laidlaw Environmental had executed a commitment letter with Toronto-Dominion Bank to provide all necessary financing for the Offer and the Merger and again encouraged Mr. Brinckman and the Company Board of Directors to meet with representatives of Laidlaw Environmental to discuss the possibility of a mutually beneficial negotiated transaction.

     On November 3, 1997 after receipt of Mr. Bullock's letter, Mr. Brinckman delivered a letter to Mr. Bullock requesting that Laidlaw Environmental execute a confidentiality and standstill agreement and informing Mr. Bullock that the Company Board of Directors would fully consider Laidlaw Environmental's proposal along with others received by the Company. In addition, Mr. Brinckman stated that representatives of the Company, together with its financial advisors, would meet with representatives of Laidlaw Environmental, together with its financial advisors, to discuss information concerning Laidlaw Environmental and the estimated cost savings and synergies.

     On November 4, 1997, Laidlaw Environmental publicly announced its intention to pursue the Initial Offer and the Merger.

     On November 5, 1997, Mr. Bullock and a representative of Bear Stearns met with Mr. Brinckman Mr. Joseph Chalhoub, Senior Vice President of the Company, and representatives of William Blair to discuss potential synergies that could be achieved through a combination of the two companies and ways the parties could work together. Mr. Bullock stated that Laidlaw Environmental was prepared to sign a mutual confidentiality agreement that would not contain a standstill provision so that Laidlaw Environmental and the Company could share information with each other. In response, the Company repeated its requirement that Laidlaw Environmental sign a confidentiality and standstill agreement.

     Subsequent to the November 5th meeting, the representatives of the parties exchanged correspondence reiterating their positions with respect to the confidentiality and standstill agreement.

     On November 13, 1997, Laidlaw Environmental filed the Registration Statement. A copy of the Registration Statement was sent to Mr. Brinckman, along with a letter from Mr. Bullock emphasizing the strategic importance of combining the two companies and reiterating Laidlaw Environmental's desire to engage in negotiations with the Company. Mr. Bullock also expressed Laidlaw Environmental's willingness to put the decision to accept the Initial Offer directly to the Company Shareholders. Mr. Bullock requested the cooperation of the Company Board of Directors in eliminating any antitakeover obstacles which would prohibit the shareholders from accepting the Initial Offer.

     On November 13, 1997, Laidlaw Environmental also sent a notice to the Company pursuant to Section 180.1150 of the Wisconsin Statutes requesting that the Company Board of Directors convene a special meeting of shareholders and submit for shareholder approval a resolution to restore regular voting power to any Shares Laidlaw Environmental would acquire as a result of the Offer.

     By a second letter dated November 13, 1997, Laidlaw Environmental, having in its judgment complied with the Wisconsin Statutes, also requested the right to inspect and copy the Company Shareholder list for the purpose of communicating directly with the Company Shareholders.

     On November 20, 1997, the Company announced that it had entered into the Buyout Merger Agreement with the Buyout Group. Pursuant to the Buyout Merger Agreement, an acquisition subsidiary formed by the Buyout Group would merge with and into the Company (the "Buyout Merger"), with the Company as the surviving company in a transaction in which the Company Shareholders would receive $27.00 per Share in cash. As a result of the Buyout Merger, the Company would become a wholly-owned subsidiary of a new holding company formed by the Buyout Group and would continue to operate under its current management and out of its current headquarters. The closing of the Buyout Merger is subject to certain conditions, including the approval of at least 66-2/3% of the Company's Shareholders and both the debt and equity funding of the financing arrangements of the Buyout Group. Pursuant to the Buyout Merger Agreement, the Company is required to pay a termination fee of $50 million and to reimburse the Buyout Group for its expenses in an amount up to $25 million under certain conditions, including in the event that the Buyout Merger Agreement is terminated and the Offer by Laidlaw Environmental is accepted by the Company Shareholders.

     On November 20, 1997, in a letter from Mr. Bullock to Mr. Brinckman, Laidlaw Environmental increased its per Share offer to $15.00 in cash (subject to reduction for break-up fees, new severance arrangements and other expenses as described below) (the "Cash Consideration"), and that number of shares of Laidlaw Environmental Common Stock equal to the Exchange Ratio. "Exchange Ratio" means the quotient (rounded to the nearest 1/100,000) determined by dividing $15.00 by the weighted average trading prices for Laidlaw Environmental Common Stock (as reported on the NYSE Composite Transactions reporting system as published in The Wall Street Journal or, if not published therein, in another authoritative source) (the "Laidlaw Environmental Average Price") for ten NYSE trading days (each a "Trading Day") selected by lot from the twenty trading days ending three business days immediately prior to the Expiration Date, provided, that the Exchange Ratio shall not be less than 2.80 nor greater than 3.50.

     The Cash Consideration to be paid pursuant to the Offer shall be reduced by the quotient of (x) the aggregate amount of (i) any termination fees or expenses paid or reimbursed (or payable or reimbursable) by the Company pursuant to the Buyout Merger Agreement and (ii) any incremental costs, including the costs of new severance arrangements and other expenses the Company may incur in connection with the Buyout Merger Agreement (such fees, expenses and other costs, the "Buyout Proposal Expenses") divided by (y) the number of outstanding Shares (on a fully diluted basis) as of the Expiration Date. On November 24, 1997, Laidlaw Environmental filed a counterclaim in the United States District Court for the Northern District of Illinois, against the Company and its Board of Directors seeking, among other things, preliminary and permanent injunctive relief declaring invalid the termination fee and expense reimbursement provisions of the Buyout Merger Agreement, and any severance arrangements for the benefit of Company management that may have been entered into by the Company in connection with the Buyout Merger Agreement. Laidlaw Environmental has submitted a request in writing to the Company for a statement setting forth any incremental costs, including the cost of new severance arrangements and other expenses that the Company has incurred or may reasonably be expected to incur in connection with the Buyout Merger Agreement.

                    WISCONSIN CONTROL SHARE ACQUISITION LAW

     Section 180.1150(2) of the Wisconsin Control Share Acquisition Law provides that unless otherwise provided in the Articles of Incorporation of a resident domestic corporation and except as otherwise provided in Section 180.1150, the voting power of voting securities of a resident domestic corporation held by any person or entity in excess of 20% of the voting power in the election of directors shall be limited to 10% of the full voting power of such voting securities.

 However, under Section 180.1150, certain voting securities, including shares acquired from the resident domestic corporation, shares acquired under an agreement entered into at any time when the resident domestic corporation was not a resident domestic corporation, and shares acquired in a transaction incident to which the shareholders of the resident domestic corporation have voted to restore the full voting power of all of such acquiring person's shares, are not subject to the voting power restriction.

     Pursuant to Section 180.1150(4), a purchaser or potential purchaser of shares of a resident domestic corporation may request that a resolution restoring the full voting power of all shares acquired by such purchaser be submitted to the shareholders of the resident domestic corporation for their approval. A person or entity desiring a shareholder vote must deliver to the resident domestic corporation at its principal office a form of shareholder resolution with an accompanying notice containing the following information:
(i) the identity of the person or entity submitting the resolution, (ii) a statement that the resolution and notice are submitted under Section 180.1150,
(iii) the number of shares of the resident domestic corporation beneficially owned by the person or entity submitting the resolution, (iv) a specification of the voting power the person or entity has acquired or proposes to acquire for which shareholder approval is sought, (v) the circumstances, terms and conditions under which shares representing in excess of 20% of the voting power were acquired or are proposed to be acquired, set forth in reasonable detail, including the source of funds or consideration and other details of the arrangements of the transaction or transactions, and (vi) if the shares are acquired for purposes of gaining control of the resident domestic corporation, the terms of the proposed acquisition, including source of funds, material terms of financial arrangements, plans or proposals with respect to the resident domestic corporation or its assets, plans to change the location of its principal office, its business activities, its management or policies of employment, its relationship with suppliers, customers, or communities, and other material information which would affect the decision of shareholders with respect to the Voting Rights Proposal.

     Under Section 180.1150(5) a resident domestic corporation must, within 10 days of receipt of the resolution and notice as described above, fix a date for a special meeting of the shareholders to vote on the resolution. The meeting must be no later than 50 days after receipt of the resolution and notice unless the person or entity submitting the notice agrees to a later date, and no earlier than 30 days after receipt of the resolution and notice if the person submitting the resolution and notice so requests. The resident domestic corporation shall include with its notice to shareholders a copy of the resolution and notice delivered by the entity seeking to have full voting power restored, and the notice to shareholders shall also include a statement by the directors of the resident domestic corporation as to their position or lack of position on the resolution.

     Regular voting power will be restored to the voting securities held by the person or entity requesting the restoration if, at a meeting at which a quorum is present, a majority of the voting power of shares represented at the meeting and entitled to vote approves the resolution to restore full voting power.

     Dissenters' rights are not available to shareholders of a resident domestic corporation in connection with the restoration of voting power, but would be available to shareholders in connection with the Proposed Merger if the Proposed Merger is ultimately consummated.

     THE FOREGOING SUMMARY DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF THE PROVISIONS OF THE WISCONSIN CONTROL SHARE ACQUISITION LAW AND THE RELATED PROVISIONS OF THE WBCL. THE FOREGOING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE WISCONSIN CONTROL SHARE ACQUISITION LAW AND THE WBCL.

                             CERTAIN LEGAL MATTERS

     On November 17, 1997, the Company commenced litigation in the United States District Court for the Northern District of Illinois alleging that Laidlaw Environmental violated Section 5(b)(1) of the Securities Act of 1933 by making a "premature offer" and unlawful proxy solicitation. As a remedy for that alleged violation, the Company requested that it be relieved of its obligation to provide Laidlaw Environmental with its list of shareholders so that the Company will not be in the position of facilitating a violation of the federal securities laws. The Company complaint further alleged that Laidlaw Environmental's request pursuant to Section 180.1150 that the Company call the Control Share Meeting fails to comply with the state law notice requirements. The Company contends that the notice served by Laidlaw Environmental fails to provide sufficient disclosure of the financing for the Offer. The Company sought a declaratory judgment that it need not schedule the Control Share Meeting or provide access to its shareholder list.

     On November 24, 1997, Laidlaw Environmental filed an answer to the Company complaint in which Laidlaw Environmental denied each of the Company's claims and raised certain affirmative defenses. On that date, Laidlaw Environmental also filed a counterclaim against the Company and each member of its board of directors (the "Director Defendants") seeking, among other things: (i) an order compelling the Company to call the Control Share Meeting to vote on the Voting Rights Resolution in accordance with Section 180.1150(5) (a) to restore full voting rights to any Shares acquired by Laidlaw Environmental in the Offer and the Proposed Merger; (ii) an order compelling the production of the Company's shareholder lists, to be produced promptly and at the Company's expense; (iii) an order (w) declaring that the Director Defendants have breached their fiduciary duties to the Company's shareholders, including Laidlaw Environmental, by refusing to negotiate with Laidlaw Environmental, entering into the Merger Agreement (the "Buyout Merger Agreement") with newly formed affiliates of Philip Services Corp., Apollo Advisors, L.P. and Blackstone Management Associates III, L.P. (the "Buyout Group"), and agreeing to the unlawful provisions of the Buyout Merger Agreement, including the break-up fee, (x) compelling the Director Defendants to carry out their fiduciary duties to the Company's shareholders, including Laidlaw Environmental, by implementing and adhering to procedures under which the transaction providing the best value reasonably available can be obtained for the Company's shareholders, (y) enjoining the Company and the Director Defendants from proceeding with the Buyout Merger or paying a "break-up fee" to the Buyout Group, and (z) directing the Director Defendants to negotiate with Laidlaw Environmental regarding the Offer; (iv) an order compelling the Director Defendants to amend the Company's rights plan to make it inapplicable to the Offer or to redeem the rights; (v) an order (pursuant to the derivative claim) requiring the Director Defendants to account to the Company for waste of corporate assets and all other damages caused by their approval of the Buyout Transaction; and (vi) an award of costs of suit and reasonable attorneys; fees, and for such other relief as the Court may deem just and appropriate.

                                 OTHER MATTERS

     Except as set forth herein, neither Laidlaw Environmental nor LES Acquisition is aware of any other substantive matter to be considered at the Control Share Meeting. However, if any other matter properly comes before the Control Share Meeting, the proxies also confer authority to the persons named in the accompanying proxy to vote the Shares to which the proxy relates on such matter at their discretion, including any adjournment or postponement of the Control Share Meeting.

                      VOTING AT THE CONTROL SHARE MEETING

     At the Control Share Meeting, shareholders of the Company will be asked
(i) to approve a resolution of the Company's shareholders authorizing the Voting Rights Proposal and (ii) to confer authority to the proxies named in the accompanying proxy to initiate and vote for one or more proposals to adjourn the Control Share Meeting for any reason, including to allow the solicitation of additional votes, if necessary, to authorize the Voting Rights Proposal under the Wisconsin Control Share Acquisition Law (the "Adjournment Proposal").

     Under the Company's bylaws, a majority of the outstanding Shares entitled to vote, represented in person or by proxy, shall constitute a quorum at the Control Share Meeting. If a quorum is present, authorization of the Voting Rights Proposal pursuant to the Wisconsin Control Share Acquisition Law or approval of any Adjournment Proposal requires the affirmative vote of the holders of a majority of the voting power represented by Shares present at the Control Share Meeting in person or proxy and entitled to vote thereon.

     According to the Company's Form 10-Q for the fiscal quarter ended September 6, 1997 (the "Company Form 10-Q"), as of September 6, 1997 there were 58,400,729 Common Shares outstanding.

      THIS PROXY STATEMENT IS NEITHER A REQUEST FOR THE TENDER OF SHARES NOR AN OFFER WITH RESPECT THERETO. THE OFFER WILL BE MADE ONLY BY MEANS OF THE OFFER TO PURCHASE AND LETTER OF TRANSMITTAL WHICH WILL BE FORWARDED TO YOU AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT. A VOTE IN FAVOR OF THE VOTING RIGHTS PROPOSAL WILL NOT REQUIRE THAT YOU TENDER SHARES IN THE OFFER. APPROVAL OF THE VOTING RIGHTS PROPOSAL WILL HELP MAKE IT POSSIBLE FOR YOU TO HAVE THE OPPORTUNITY TO DECIDE FOR YOURSELF WHETHER TO ACCEPT THE OFFER. IF YOU ARE A SHAREHOLDER OF RECORD ON THE RECORD DATE, _____________, 1997, YOU WILL BE ENTITLED TO VOTE AT THE

 CONTROL SHARE MEETING EVEN IF YOU SUBSEQUENTLY TENDER YOUR SHARES IN THE OFFER.

     Whether or not you plan to attend the Control Share Meeting, we urge you to vote FOR authorization of the Voting Rights Proposal and FOR the Adjournment Proposal by so indicating on the accompanying BLUE-STRIPED proxy card and immediately mailing it in the enclosed envelope. You may revoke a proxy at any time before it is voted by delivering a written notice of revocation or a later dated proxy for the Control Share Meeting to Safety-Kleen, One Brinckman Way, Elgin, Illinois 60123. Laidlaw Environmental and LES Acquisition request that you send a copy of any revocation sent to the Company to Morrow & Co., Inc., 909 Third Avenue, 20th Floor, New York, New York 10022. Proxies may also be revoked at the Control Share Meeting; however, attendance at the Control Share Meeting will not in and of itself revoke a proxy. Unless revoked in the manner set forth above, proxies in the form accompanying this Proxy Statement will be voted at the Control Share Meeting in accordance with your instructions. In the absence of such instructions, such proxies will be voted FOR the Voting Rights Proposal and FOR any Adjournment Proposal.

     Any abstention from voting on a proxy will count as a vote withheld and will be included in computing the number of Shares present for purposes of determining whether a quorum is present at the Control Share Meeting. If a broker indicates on a proxy that does not have discretionary authority as to certain Shares to vote on the Voting Rights Proposal or any Adjournment Proposal (a "broker non-vote"), those Shares will also be considered present for purposes of determining the presence of a quorum but not entitled to vote with respect to the applicable proposal. With respect to the Voting Rights Proposal or any Adjournment Proposal, an abstention will have the same effect as a vote AGAINST such proposal, since abstentions will be counted in computing the number of Shares represented and entitled to vote at the Control Share Meeting, while broker non-votes will not be so counted and consequently will have no effect on the vote. The inspector of election appointed by the Company's Board of Directors and Laidlaw Environmental will determine the Common Shares represented at the meeting and the validity of the proxies and ballots, and will count all votes and ballots. The voting requirements and procedures described herein are based upon provisions of the WBCL, the Company's charter documents and interpretations deemed relevant.

     Only holders of record of Shares as of the close of business on the Record Date will be entitled to vote. If you are a shareholder of record on the Record Date, you will retain your voting rights for the Control Share Meeting even if you sell such Shares after the Record Date or if you tender such Shares pursuant to the Offer, whether before or after the Record Date. The tender of Shares pursuant to the Offer does not constitute the grant to Laidlaw Environmental or LES Acquisition of a proxy or any voting rights with respect to the tendered Shares until such time as such Shares are accepted for payment by LES Acquisition. Accordingly, it is important that you vote the Shares held by you on the Record Date, or grant a proxy to vote such Shares on the BLUE-STRIPED proxy card even if you sell such Shares after the Record Date or tender such Shares pursuant to the Offer.

     If any of your Shares are held in the name of a brokerage firm, bank, bank nominee or other institution on the Record Date, only it can execute a proxy for such Shares and will do so only upon receipt of your specific instructions. Accordingly, please contact the person responsible for your account and instruct that person to execute the BLUE-STRIPED proxy card.

     PLEASE SIGN, DATE AND MAIL THE ACCOMPANYING BLUE-STRIPED PROXY CARD PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. BY SIGNING AND MAILING THE ACCOMPANYING BLUE-STRIPED PROXY CARD, ANY PROXY PREVIOUSLY SIGNED BY YOU WITH RESPECT TO THE VOTING RIGHTS PROPOSAL WILL BE AUTOMATICALLY REVOKED.

                            SOLICITATION OF PROXIES

     This solicitation is not being made by or on behalf of the Company or the Company's Board of Directors. Proxies may be solicited by mail, telephone, telecopier, e-mail, telegram and in person. Solicitations may be made by directors, officers, investor relations personnel and other employees of Laidlaw Environmental or LES Acquisition, none of whom will receive additional compensation for such solicitations. Laidlaw Environmental also anticipates that certain officers, directors, employees or representatives of Morrow & Co., Bear Stearns and Raymond James may communicate in person, by telephone or otherwise with shareholders of the Company for the purpose of assisting in the solicitation of proxies. Additional information concerning such participants in the solicitation of proxies is listed in Schedule I. Laidlaw Environmental has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all of its solicitation materials to the beneficial owners of the Shares they hold of record. Laidlaw Environmental will reimburse these record holders for customary clerical and mailing expenses incurred by them in forwarding these materials to their customers.

     Laidlaw Environmental has retained Morrow & Co. for solicitation and advisory services in connection with this solicitation. Laidlaw Environmental has also retained Morrow & Co. to act as Information Agent in connection with the Offer. Laidlaw Environmental will pay Morrow & Co. usual and customary compensation for all such services, including up to $_____________ as compensation for this solicitation, and will reimburse Morrow & Co. for reasonable out-of-pocket expenses in connection therewith. Laidlaw Environmental has agreed to indemnify Morrow & Co. against certain liabilities and expenses in connection with the Offer, including, but not limited to, certain liabilities under the federal securities laws. Morrow & Co. will solicit proxies from individuals, brokers, bank nominees and other institutional holders.

     Bear Stearns is acting as financial advisor to Laidlaw Environmental in connection with its effort to acquire the Company and as Dealer Manager in connection with the Offer, for which services Laidlaw Environmental has paid to Bear Stearns aggregate fees equal to $1,500,000, and has agreed to pay additional amounts to Bear Stearns (up to a maximum of $3,250,000).

     Raymond James is also acting as financial advisor to Laidlaw Environmental in connection with its effort to acquire the Company, for which services, and for assistance rendered by Raymond James in connection with prior purchases of Shares by Laidlaw Environmental, Laidlaw Environmental has agreed to pay Raymond James aggregate fees up to a maximum of $1,000,000 (all of which is contingent upon consummation of the Merger).

     Laidlaw Environmental has also agreed to reimburse each of the financial advisors for all out-of-pocket expenses incurred by such financial advisors (including consultant and attorney's fees), and has agreed to indemnify each of Bear Stearns and Raymond James and certain related persons and entities against certain liabilities and expenses in connection with their respective engagements, including certain liabilities under the federal securities laws. In connection with each of Bear Stearns' and Raymond James' engagement, Laidlaw Environmental anticipates that certain employees of Bear Stearns and Raymond James may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are Safety-Kleen shareholders. Neither Bear Stearns nor Raymond James will receive any fee for or in connection with such solicitation activities by its employees apart from the fees it is otherwise entitled to receive as described above.

     In addition to the fees to be received by each of Bear Stearns and Raymond James in connection with its engagement as financial advisor to Laidlaw Environmental, Raymond James has in the past rendered various investment banking and financial advisory services for Laidlaw Environmental for which it has received customary compensation. Both Bear Stearns and Raymond James may in the future render services to Laidlaw Environmental for which they will receive customary fees.

     Except as set forth above, neither Laidlaw Environmental nor, to the best of Laidlaw Environmental's knowledge, any subsidiary, entity, or person acting on its behalf has retained any other person to make solicitations or recommendations to security holders on its behalf in connection with the solicitation of proxies.

     The entire expense of soliciting proxies for the Control Share Meeting is being borne by Laidlaw Environmental or a subsidiary of Laidlaw Environmental. Neither Laidlaw Environmental nor any such subsidiary will seek reimbursement for such expenses from the Company. Costs incidental to these proxies include expenditures for printing, postage, legal and related expenses and are expected to be approximately $__________________. Total costs incurred to date in furtherance of or in connection with these proxies are approximately $________________.

     If Laidlaw Environmental should terminate, or materially amend the terms of, the Offer prior to the Control Share Meeting, Laidlaw Environmental or LES Acquisition will disseminate such information regarding such changes to the Company shareholders and, in appropriate circumstances, will provide the Company shareholders with a reasonable opportunity to revoke their proxies prior to the Control Share Meeting.

        INTEREST OF LAIDLAW ENVIRONMENTAL IN THE VOTING RIGHTS PROPOSAL

     If the Voting Rights Proposal is approved and Laidlaw Environmental acquires additional Common Shares to bring its ownership level above 20 percent of the outstanding Common Shares, Laidlaw Environmental will be able to vote all of the Shares of the Company that it holds.

                             SHAREHOLDER PROPOSALS

     According to the preliminary proxy materials filed by the Company with the Commission on November 26, 1997, the deadline for receipt of shareholders' proposals for inclusion in the Company's 1998 proxy material was November 21, 1997.

                               OTHER INFORMATION

     Laidlaw Environmental was incorporated in Delaware in 1968. Its principal executive office is located at 1301 Gervais Street, Suite 300, Columbia, South Carolina, 29201. Its telephone number is (803) 933-4200. Laidlaw Environmental provides hazardous industrial waste management services throughout North America. Laidlaw Environmental collects, transports, treats and disposes of waste by incineration, landfilling and other methods at its facilities located in the United States and Canada. Laidlaw Environmental also operates waste processing, recycling and repackaging facilities and has analytical laboratories at its facilities in several states.

     LES Acquisition is a newly incorporated Delaware corporation and an indirect wholly owned subsidiary of Laidlaw Environmental which to date has not conducted any business other than in connection with the Offer and the Proposed Merger. LES Acquisition's Executive Office is located at 1301 Gervais Street, Suite 300, Columbia, South Carolina, 29201.

     Certain information about the directors and executive officers of Laidlaw Environmental and LES Acquisition and certain employees and other representatives of Laidlaw Environmental who may also assist Morrow & Co. in soliciting proxies is set forth in the attached Schedule I. Schedule II sets forth certain information relating to Common Shares owned by Laidlaw Environmental, LES Acquisition, and other representatives. Schedule III sets forth certain information, as made available in public documents, regarding Common Shares held by the Company's principal shareholders and its management.

     THIS PROXY STATEMENT IS NEITHER A REQUEST FOR THE TENDER OF SHARES NOR AN OFFER WITH RESPECT THERETO. THE OFFER WILL BE MADE ONLY BY MEANS OF THE PROSPECTUS INCLUDED IN THE REGISTRATION STATEMENT, THE OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL, WHICH WILL BE FORWARDED TO YOU AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT. PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED BLUE-STRIPED PROXY CARD AND RETURN IT PROMPTLY TO MORROW & CO., INC., 909 THIRD AVENUE, 20TH FLOOR, NEW YORK, NEW YORK 10022, IN THE ENCLOSED ENVELOPE. NO POSTAGE IS NECESSARY IF THE ENVELOPE IS MAILED IN THE UNITED STATES.

     YOUR VOTE IS IMPORTANT! PLEASE SIGN, DATE AND MAIL THE ACCOMPANYING BLUE-STRIPED PROXY CARD PROMPTLY.

LAIDLAW ENVIRONMENTAL SERVICES, INC.
LES ACQUISITION, INC.

____________________, 1997

                                                                      SCHEDULE I

                        DIRECTORS AND EXECUTIVE OFFICERS
                  OF LAIDLAW ENVIRONMENTAL AND LES ACQUISITION

     Directors and Executive Officers of Laidlaw Environmental and LES Acquisition. The name, business address, present principal occupation or employment and five-year employment history of each of the directors and executive officer of Laidlaw Environmental and LES Acquisition are set forth below. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to employment with Laidlaw Environmental. Unless otherwise indicated, each director and executive officer listed below is a citizen of the United States.

                                                                         PRINCIPAL OCCUPATION OR EMPLOYMENT DURING THE LAST
             NAME AND BUSINESS ADDRESS                   AGE                FIVE YEARS, DIRECTORSHIPS OF PUBLIC COMPANIES
             -------------------------                   ---                ---------------------------------------------
Kenneth W. Winger                                        59       President, Chief Executive Officer and Director of
        President, Chief Executive Officer                        Laidlaw Environmental since May 15, 1997; President
        and Director of Laidlaw                                   and sole Director of LES Acquisition, Inc. since
        Environmental                                             November 12, 1997; President, Chief Operating
        1301 Gervais Street, Suite 300                            Officer and sole director of Laidlaw Environmental
        Columbia, S.C.  29201                                     Services (US), Inc. from July 1995 until May 1997;
                                                                  Executive Vice President for Business Development of
                                                                  Laidlaw Waste Systems, Ltd. from January 1995 until
                                                                  July 1995; from May 1991 until December 1994,
                                                                  Senior Vice President for Corporate Development of
                                                                  Laidlaw Inc. Mr. Winger also is a director of
                                                                  ViroGroup, Inc.  Non-U.S. citizen.

James R. Bullock                                         53       President and Chief Executive Officer of Laidlaw, Inc.
        Director of Laidlaw Environmental                         since October 1993; for more than a year prior thereto,
        and Chairman of the Board since                           President and Chief Executive Officer of Cadillac
        May 1997 Laidlaw Inc.                                     Fairview Corporation Limited.  Mr. Bullock also is a
        3221 North Service Road                                   director of Laidlaw Inc.  Non-U.S. citizen.
        Burlington, Ontario L7R 3Y8

John R. Grainger                                         48       Executive Vice President and Chief Operating Officer
        Director of Laidlaw Environmental                         of Laidlaw Inc. since September 1997; President and
        and Chairman of the Board since                           Chief Operating Officer of Laidlaw Transit, Inc. since
        May 1997                                                  May 1992.  Mr. Grainger currently serves as Chairman
        Laidlaw Inc.                                              of the Human Resources and Compensation
        3221 North Service Road                                   Committee. Non-U.S. citizen.
        Burlington, Ontario L7R 3Y8

Leslie W. Haworth                                        54       Senior Vice President and Chief Financial Officer of
        Director of Laidlaw Environmental                         Laidlaw, Inc. for more than five years.  Mr. Haworth
        since May 1997                                            currently serves as Chairman of the Audit Committee.
        Laidlaw Inc.                                              Non-U.S. citizen
        3221 North Service Road
        Burlington, Ontario L7R 3Y8

                                                                         PRINCIPAL OCCUPATION OR EMPLOYMENT DURING THE LAST
             NAME AND BUSINESS ADDRESS                   AGE                FIVE YEARS, DIRECTORSHIPS OF PUBLIC COMPANIES
             -------------------------                   ---                ---------------------------------------------
John W. Rollins, Sr.                                     81       Chairman of the Board and Chief Executive Officer of
        Director of Rollins Environmental                         Rollins Truck Leasing Corp. for more than five years.
        Services, Inc. since 1982                                 Mr. Rollins was Chairman of the Board and Chief
        Rollins Truck Leasing Corp.                               Executive Officer of Rollins Environmental
        2200 Concord Pike                                         Services, Inc. from 1988 until May 15,  1997.
        One Rollins Plaza                                         Mr. Rollins also is a director of Matlack
        Wilmington, DE  19803                                     Systems, Inc., Rollins, Inc., RPC, Inc. and Dover
                                                                  Downs Entertainment, Inc. Mr. Rollins is the father of
                                                                  John W. Rollins, Jr.


John W. Rollins Jr.                                      55       President and Chief Operating Officer and a director of
        Director of Rollins Environmental                         Rollins Truck Leasing Corp. for more than five years;
        Services, Inc. since 1982                                 Chairman of the Board of Matlack Systems, Inc. for
        Rollins Truck Leasing Corp.                               more than five years.  Mr. Rollins was Senior Vice
        2200 Concord Pike                                         Chairman of the Board of Rollins Environmental
        One Rollins Plaza                                         Services, Inc. from 1988 until May 15, 1997.
         Wilmington, DE  19803                                    Mr. Rollins also is a director of Dover
                                                                  Downs Entertainment, Inc. Mr. Rollins is a member of
                                                                  the Human Resources and Compensation Committee.
                                                                  Mr. Rollins is the son of John W. Rollins, Sr.


David E. Thomas, Jr.                                     40       Senior Managing Director and the Head of the
        Director of Laidlaw Environmental                         Investment Banking Group of Raymond James since
        since June 1997                                           July 1996; from 1991 until July 1996, Managing
        Raymond James & Associates, Inc.                          Director of Raymond James.  Mr. Thomas also is a
        880 Carillon Parkway                                      director of Reynolds, Smith and Hills, Inc.  Mr.
        St. Petersburg, FL  33716                                 Thomas is a member of the Human Resources and
                                                                  Compensation Committee.

Henry B. Tippie                                          70       For more than five years, Chairman of the Board and
        Director of Rollins since 1982                            President of Tippie Services; for more than five years,
        Tippie Service, Inc.                                      Chairman of the Executive Committee and Vice
        3420 Executive Center Drive,                              Chairman of the Board of Rollins Truck Leasing Corp.
        NW Suite 163                                              Mr. Tippie was Chairman of the Executive Committee
        Austin, TX  78731                                         of Rollins from 1988 until May 15, 1997.  Mr. Tippie
                                                                  also is a director of Matlack Systems, Inc., Dover
                                                                  Downs Entertainment, Inc., RPC, Inc. and Rollins Inc.
                                                                  Mr. Tippie is a member of the Audit Committee.

James L. Wareham                                         58       President of AK Steel Corporation since March 1997;
        Director of Laidlaw Environmental                         form 1992 until 1996, Chief Executive Officer of
        since June 1997                                           Wheeling-Pittsburgh Steel Corporation.  Mr. Wareham
        AK Steel Corporation                                      is a member of the Audit Committee.
        703 Curtis Street
        Middleton, OH  45043

Grover C. Wrenn                                          55       Chairman and Chief Executive Officer of Better Health
        Director of Laidlaw Environmental                         Network, Inc. since June 1996; Chief Executive
        since July 1997                                           Officer of EnSys Environmental Products, Inc. from
        4 Wolfe Street                                            April 1995 through December 1996; and President and
        Alexandria, VA  22314                                     Chief Executive Officer of Applied Bioscience
                                                                  International from 1991 through March 1995.  Mr.
                                                                  Wrenn also is a director of Strategic Diagnostics, Inc.
                                                                  and Pharmakinetics Laboratories, Inc.

                                                                         PRINCIPAL OCCUPATION OR EMPLOYMENT DURING THE LAST
             NAME AND BUSINESS ADDRESS                   AGE                FIVE YEARS, DIRECTORSHIPS OF PUBLIC COMPANIES
             -------------------------                   ---                ---------------------------------------------
Michael J. Bragagnolo                                    51       Executive Vice President and Chief Operating Officer
        Executive Vice President and Chief                        of Laidlaw Environmental Services, Inc. since May 15,
        Operating Officer of Laidlaw                              1997; Executive Vice President and Chief Operating
        Environmental since May 1997                              Officer of Laidlaw Environmental Services (US), Inc.
        Laidlaw Environmental Services, Inc.                      from January 1997 until May 1997; Executive Vice
        1301 Gervais Street, Suite 300                            President of United States Operations of Laidlaw Waste
        Columbia, SC  29201                                       Systems, Inc. from September 1993 until January
                                                                  1997; Vice President of Strategic Analysis and
                                                                  Planning of Laidlaw Waste Systems, Inc. from
                                                                  December 1991 until September 1993.  Non-U.S. citizen.

Henry H. Taylor                                          53       Vice President, General Counsel and Secretary of
        Vice President, General Counsel and                       Laidlaw Environmental Services, Inc. since May 15,
        Secretary of Laidlaw Environmental                        1997; Secretary of LES since May 1997.
        Laidlaw Environmental Services, Inc.                      Acquisition, Inc. since November 12, 1997; Vice
        1301 Gervais Street, Suite 300                            and Regulatory Affairs and Secretary of Laidlaw
        Columbia, SC  29201                                       Environmental Services (US), Inc. September 1995 until
                                                                  May 1997; Vice President of Legal Affairs of Laidlaw
                                                                  Environmental Services (US), Inc. May 1990 until January
                                                                  1995.

Paul R. Humphreys                                        38       Senior Vice President of Finance and Chief Financial
        Senior Vice President, Finance and                        Officer of Laidlaw Environmental Services, Inc. since
        Chief Financial Officer of Laidlaw                        May 15, 1997; Senior Vice President and Chief
        Environmental since May 1997.                             Financial Officer of LES Acquisition, Inc. since
        Laidlaw Environmental Services, Inc.                      November 12, 1997; Vice President of Finance for
        1301 Gervais Street, Suite 300                            Laidlaw Environmental Services (US), Inc. January
        Columbia, SC  29201                                       1995 until May 1997; Manager of Finance for Laidlaw
                                                                  Inc. from 1988 until January 1995.  Non-U.S. citizen.


                  Additional Laidlaw Environmental representatives who may solicit proxies:


                  ---------------------

                  ---------------------

                            SOLICITATIONS OF PROXIES

Bear, Stearns & Co. Inc.

         The following individuals are the representatives of the Dealer Manager who may solicit proxies:

Douglas T. Lake
Ashar H. Khan
Christopher J. Boyle
Anthony J. Magro
Richard M. Osler
Paul A. Berman

Each of the above-named individuals is employed by Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167.

Raymond James & Associates, Inc.

         The following individuals are the representatives of Raymond James who may solicit proxies:

--------------------

--------------------
                                       13

                                                                    SCHEDULE II

        SHARES HELD BY LAIDLAW ENVIRONMENTAL AND LES ACQUISITION

         As of the date hereof, Laidlaw Environmental and its subsidiaries (including LES Acquisition) hold beneficially 601,100 Shares.

         Neither Laidlaw Environmental nor, to the best of its knowledge, any of the persons listed on Schedule I hereto has (i) any contract, arrangement, understanding or relationship with any other person with respect to any securities of the Company, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any such securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies; (ii) had any contacts or negotiations with the Company or its affiliates concerning a merger, consolidation or acquisition, a tender offer or other acquisition of securities, an election of directors, or a sale or other transfer of a material amount of assets, except as described herein; or (iii) has had any transaction with the Company or any of its executive officers, directors or affiliates that would require disclosure under the rules and regulations of the Commission applicable to the Offer except existing and present business relationships (e.g., providing services to each other or considering the purchase of sale of discrete assets or operations or alliances) in the ordinary course of business, none of which are material, the sale of certain assets of a Laidlaw Environmental subsidiary to the Company in February 1996 and the accompanying cooperative services agreement which is in the process of being terminated.

         In the ordinary course of its business, Bear Stearns and Raymond James may trade the securities of the Company for their own accounts and the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities. As of the date hereof, Bear Stearns holds ____________ Shares and Raymond James holds _________ Shares.

                                                                   SCHEDULE III

                OWNERSHIP OF SHARES BY CERTAIN BENEFICIAL OWNERS
                          AND SAFETY-KLEEN MANAGEMENT

      The following table and notes thereto, which, other than information regarding Laidlaw Environmental, are reproduced from the Company Proxy Statement, set forth certain information with respect to beneficial ownership of Shares as of March 28, 1997 by (a) all directors of Company, (b) the named directors and officers of Company, including the executive officers of subsidiaries of Safety-Kleen and (c) all directors and executive officers of Company as a group. An asterisk indicates ownership of less than one percent of outstanding Shares.

                                                                                                  PERCENTAGE OF
                                                                     NUMBER OF SHARES              OUTSTANDING
STOCK (2)                                                          BENEFICIALLY OWNED(1)              SHARES
---------                                                          ---------------------              ------
Donald W. Brinckman..........................................              869,156(3)                 1.48%
Joseph Chalhoub..............................................              350,683(4)                   *
David A. Dattilo.............................................              119,972(5)                   *
Richard T. Farmer............................................               42,750(6)                   *
Russell A. Gwillim...........................................              197,981(7)                   *
F. Henry Habicht II..........................................               42,226(8)                   *
Edgar D. Jannotta............................................               67,500(6)                   *
John G. Johnson, Jr..........................................               91,513(9)                   *
Karl G. Otzen................................................            1,480,581(12)                2.54%
Paul D. Schrage..............................................               31,180(6)                   *
Marcia E. Williams...........................................                8,500(10)                  *
W. Gordon Wood...............................................               70,805(6)                   *

-------------------------

 *   Denotes less than one percent of shares outstanding.

(1) Under regulations of the Securities and Exchange Commission, persons who own or have the power to vote or dispose of shares, either alone or jointly with others, are deemed to be the beneficial owners of such shares. Such persons are also deemed to be the beneficial owners of shares beneficially owned by certain close family members.

(2) Shares subject to options exercisable within 60 days of February 26, 1997 are considered outstanding for the purpose of determining the percent of the class held by the holder of such option, but not for the purpose of computing the percentage held by others.

(3) Includes 73 shares owned by his wife, 431,091 shares subject to options exercisable within 60 days of February 26, 1997 and 1,033 shares held in the Company's 401(k) plan as to which he does not have voting control.

(4) Includes 275,000 shares owned by Breslube Industries, Ltd. of which 100% is owned by Mr. Chalhoub. Also included are 59 shares owned by his wife, 75 shares owned by his son and 75,549 shares subject to options exercisable within 60 days of February 26, 1997.

(5) Includes 88,627 shares subject to options exercisable within 60 days of February 26, 1997.

(6) Includes 30,000 shares subject to options exercisable within 60 days of February 26, 1997.

(7) Includes 30,223 shares owned by his wife and 30,000 shares subject to options exercisable within 60 days of February 26, 1997. Mr. Gwillim is also a co-trustee for 45,827 shares held in an irrevocable trust for which he has no beneficial ownership; such shares are not included in the table.

(8) Includes 39,712 shares subject to options exercisable within 60 days of February 26, 1997 and 114 shares held in the Company's 401(i) plan as to which he does not have voting control.

(9) Includes 700 shares owned by his wife, 81,962 shares subject to options exercisable within 60 days of February 26, 1997 and 332 shares held in the Company's 401(k) plan as to which he does not have voting control.

(10) Includes 7,500 shares subject to options exercisable within 60 days of February 26, 1997.

(11) Includes 1,537,470 shares subject to options exercisable within 60 days of February 26, 1997 and 1,798 shares held in the Company's 401(k) plan as to which they do not have voting control.

(12) Karl G. Otzen and Lucy T. Otzen (the "Otzens") are husband and wife. For the purposes of this table, Karl G. Otzen is deemed to own shares owned by Lucy T. Otzen, and according such number of shares is shown. In December 1992, the Otzens caused 683,760 of their shares to be contributed to Circle L Limited Partnership. The general partner which controls the Partnership is a corporation in which Karl G. Otzen, Lucy T. Otzen, Joan Emery Lammers and her husband (the "Lammers"). Each owns 25% of the voting stock and each occupies one of the four positions on the Board of Directors. Because the Otzens and Lammers share voting power over all of the shares held by the Partnership, each of them may be deemed to "own" all shares in the partnership under the criteria governing this table. To enhance clarity of presentation, however, the shares contributed to the Partnership by Joan Emery Lammers are shown opposite Karl G. Otzen's name and also included are 757,721 shares owned by trustees of which the Otzens are co-trustees, 9,100 shares owned by a trust of which The Northern Trust Company is trustee and 30,000 shares subject to options exercisable by Karl G. Otzen within 60 days of February 26, 1997.

                                   IMPORTANT

If your shares are registered in your own name, you may mail or fax your BLUE-STRIPED proxy card (both sides) to Morrow & Co., Inc. at the address or fax number listed below.

If your shares are held in "street name" -- held by your brokerage firm or bank -- immediately instruct your broker or bank representative to sign Laidlaw Environmental's BLUE-STRIPED proxy card on your behalf. If you have any questions on voting your shares, please call.

                               Morrow & Co., Inc.
                          909 Third Avenue, 20th Floor
                               New York, NY 10022
                         CALL TOLL-FREE (800) 662-5200
                             Fax: (212) 754-8300.

                                                                        APPENDIX


                                     PROXY

                           THIS PROXY IS SOLICITED BY
                      LAIDLAW ENVIRONMENTAL SERVICES, INC.
                                      AND
                             LES ACQUISITION, INC.
                           FOR THE SPECIAL MEETING OF
                       SHAREHOLDERS OF SAFETY-KLEEN CORP.
                             TO BE HELD PURSUANT TO
           SECTION 180.1150 OF THE WISCONSIN BUSINESS CORPORATION LAW

     The undersigned hereby appoints Kenneth W. Winger, Henry H. Taylor, Paul R. Humphreys, and each of them, with full power of substitution, the proxies of the undersigned to vote all of the outstanding Shares, par value $.10 per share ("Shares"), of Safety-Kleen Corp. (the "Company") that the undersigned is entitled to vote at the Special Meeting of shareholders of the Company to be held on ______________, 199___ pursuant to Section 180.1150 of the Wisconsin Business Corporation Law (the "Control Share Meeting"), or at any adjournment or postponement of the Control Share Meeting, on the following matters:

     1. Restoration of Full Voting Power of Shares of the Company. A resolution of the Company's shareholders authorizing the restoration of full voting power to all Shares of the Company to be acquired by Laidlaw Environmental Services, Inc. (or one or more direct or indirect subsidiaries of Laidlaw Environmental Services, Inc.) pursuant to the Offer (as described in the Proxy Statement (as defined below) for the Control Share Meeting), as such Offer may be amended from time to time, or otherwise.

/ /  FOR          / /  AGAINST          / /  ABSTAIN


                    LAIDLAW ENVIRONMENTAL SERVICES, INC. AND
                        LES ACQUISITION, INC. RECOMMEND
                       THAT YOU VOTE "FOR" ITEM 1.

     The proxies of the undersigned named above are authorized to vote, in their discretion, upon such other matters as may properly come before the Control Share Meeting and any adjournment or postponement thereof.

                          [Proxy Continued On Reverse]

 THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED ON THE
REVERSE SIDE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE RESTORATION OF VOTING POWER. THE UNDERSIGNED HEREBY ACKNOWLEDGES
RECEIPT OF THE PROXY STATEMENT OF LAIDLAW ENVIRONMENTAL SERVICES, INC.
AND LES ACQUISITION, INC. DATED __________, _____, SOLICITING PROXIES FOR THE CONTROL SHARE MEETING (THE "PROXY STATEMENT").

     All previous proxies given by the undersigned to vote at the Control Share Meeting or at any adjournment or postponement thereof are hereby revoked.

                           Dated:____________, _____

                                    -------------------------------------------
                                         (Signature)

                                    -------------------------------------------
                                         (Signature, if jointly held)

                                    Title:
                                          -------------------------------------
                                    Please sign exactly as name appears hereon.
                                    When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, give full title as such. If a corporation, sign in full corporate name by President or other authorized officer. If a partnership, sign in partnership name by authorized person.

     PLEASE PROMPTLY COMPLETE, SIGN, DATE AND FAX OR MAIL IN THE ENCLOSED ENVELOPE TO MORROW & CO., INC., 909 THIRD AVENUE, 20TH FLOOR, NEW YORK, NEW YORK 10022, FAX: (212) 754-8300.